EXHIBIT 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 8, 2002 except for Note 9, as to which the date is September 18, 2002, relating to the financial statements and financial statement schedule, which appears in Dade Behring Holdings, Inc.'s Post-Effective Amendment No. 1 to Registration Statement on Form 10/A filed January 21, 2003.



/s/ PricewaterhouseCoopers LLP
--------------------------
PricewaterhouseCoopers LLP

Chicago, Illinois
March 6, 2003